Exhibit 10.1
TEXAS CAPITAL BANCSHARES, INC.
STOCK PURCHASE AGREEMENT
Dated as of September 8, 2008
To Each of the Purchasers Listed in the Signature Page:
Ladies and Gentlemen:
     The undersigned, Texas Capital Bancshares, Inc., a Delaware corporation (the “Corporation”), hereby agrees with you as follows:
     1. AUTHORIZATION; SALE AND PURCHASE OF SHARES
     1.1 Authorization of Shares. The Corporation has duly authorized the issuance and sale of up to an aggregate of 4,000,000 shares (the “Shares”) of common stock, $0.01 par value of the Corporation (the “Common Stock”).
     1.2 Sale and Purchase of the Shares. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the purchasers listed in the Signature Page, attached hereto (each, a “Purchaser” and collectively, the “Purchasers”), and each Purchaser, severally and not jointly, agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, up to that number of Shares specified opposite its name in the Signature Page. The per share purchase price for the Shares shall be equal to the price per share as reflected on the Signature Pages hereof. Each Purchaser’s obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any person or entity for the performance or nonperformance by any other Purchaser hereunder. Each Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Shares.
     1.3 On the date hereof, the Corporation and each Purchaser are entering into that certain Registration Rights Agreement, between the Corporation and each Purchaser, in the form of Exhibit A hereto, which provides the Purchasers with certain registration rights with respect to the Shares being purchased hereunder (the “Registration Rights Agreement”), together with this Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”).
     2. THE CLOSING.
     2.1 Time and Place of the Closing. Subject to Section 3 hereof, payment of the purchase price as reflected on the Signature Page hereof (the “Purchase Price”) for and delivery of the Shares shall be made at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Central Time, Texas 75201, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchasers, at 10:00 a.m., Dallas time, on September 10, 2008, or at such other time or date as the Purchasers and the Corporation may mutually determine

(such date and time of payment and delivery being herein called the “Closing Date”).
     2.2 Delivery of and Payment for the Shares. At the closing of the Transactions contemplated by this Agreement (the “Closing”), the Corporation shall instruct the Corporation’s transfer agent to deliver to each Purchaser, at such address(es) as designated on its Signature Page, certificates evidencing the Shares to be purchased by it (as indicated opposite such Purchaser’s name on the Signature Page hereto), dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in such Purchaser’s name or its nominee, against payment in full on the Closing Date of the Purchase Price therefor by wire transfer of immediately available funds for credit to such account as the Corporation shall direct in writing prior to the Closing Date.
     3. CONDITIONS TO CLOSING
     3.1 Conditions to the Purchasers’ Obligations. The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, except to the extent any such representation or warranty expressly specifies as of an earlier date, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:
          (a) The Corporation will have furnished to the Purchasers a certificate, dated the Closing Date, executed on behalf of the Corporation by each of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation, stating that:
               (i) The representations and warranties of the Corporation in Section 4.1 hereof shall be true and correct as of the Closing Date, except to the extent any such representation or warranty expressly specifies as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date; and
               (ii) The Corporation shall have complied in all material respects with all its agreements contained herein.
          (b) Any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a “Governmental Authority”) required for the consummation of the Transactions, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders.
          (c) The Corporation shall have executed and delivered to such Purchaser each of the Transaction Documents.
          (d) Patton Boggs LLP, counsel to the Corporation, shall have furnished to the Purchasers its written opinion addressed to the Purchasers and dated the Closing Date that the

Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.
     3.2 Conditions to the Corporation’s Obligations. The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of each Purchaser contained herein and to the performance by each Purchaser of its obligations hereunder and to each of the following additional terms and conditions:
          (a) The Purchasers shall have received any and all necessary approvals from all Governmental Authorities necessary for the purchase by the Purchasers of the Shares as the case may be, pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired;
          (b) Such Purchaser shall have executed each of the Transaction Documents of which it is a party and delivered the same to the Corporation;
          (c) Such Purchaser shall have executed a non-reliance letter in the form attached as Exhibit B and delivered the same to Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC (the “Agent”); and
          (d) Such Purchaser and each other Purchaser shall have delivered to the Corporation the Purchase Price for the Shares being purchased by such Purchaser and each other Purchaser, severally and not jointly, at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Corporation.
     4. REPRESENTATIONS AND WARRANTIES
     4.1 Representations, Warranties and Agreements of the Corporation. The Corporation represents and warrants to, and agrees with each Purchaser that as of the date hereof:
          (a) The authorized capital stock of the Corporation consists of 100,000,000 shares of Common Stock of which 26,828,308 shares of Common Stock are outstanding as of the date of this Agreement and 10,000,000 shares of preferred stock, $0.01 par value, of which no shares are outstanding as of the date of this Agreement.
          (b) Since December 31, 2007, the Corporation and Texas Capital Bank, N.A. (the “Subsidiary”) have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Securities and Exchange Commission (the “SEC”), the Office of the Comptroller of the Currency (“OCC”), and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect (as defined below). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports”. As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OCC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.
          (c) Except as previously disclosed in writing to the Purchasers, since December 31, 2007, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to December 31, 2007 but which become known on or after December 31, 2007) that is not disclosed in the Disclosure Materials (as defined below) which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
          (d) The Corporation and the Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Corporation or the Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.
          (e) Each of the following publicly filed documents is available via the EDGAR system to the Purchaser: (i) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007; (ii) the Corporation’s Quarterly Reports on Form 10-Q for each of the quarters ended June 30, 2008 and March 31, 2008; (iii) the Corporation’s proxy statement for its Annual Meeting of Stockholders held on May 19, 2008; and (iv) the Corporation’s Current Reports on Form 8-K filed with the SEC since December 31, 2007, pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (items (i) through (iv) collectively, the “Disclosure Materials”), which Disclosure Materials include, among other things, audited consolidated balance sheets of the Corporation as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flow for each of the three years in the period ended December 31, 2007. As of the date hereof and as of the Closing Date, each of the documents comprising a part of the Disclosure Materials, when such documents are considered together as a whole, did not contain or will not contain any untrue statement of material fact or omitted to state or will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (f) Based upon the representations and warranties of each Purchaser contained herein, the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

          (g) The Corporation and the Subsidiary, (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Corporation and the Subsidiary (taken as a whole), or which would not materially and adversely affect the assets or properties of the Corporation and the Subsidiary (taken as a whole), or which would not materially and adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents (individually or in the aggregate, a “Material Adverse Effect”, except that the mere filing of any action, claim, suit or order relating to any actual or threatened litigation involving the Corporation, the Subsidiary or any of its employees after the date of this Agreement (rather than the actual facts and circumstances underlying such action, claim, suit or order) shall not be deemed a “Material Adverse Effect”); and (iii) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged.
          (h) All of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Corporation. No person has any preemptive or similar statutory or contractual right to purchase any shares of capital stock of the Corporation. Except as disclosed in the Disclosure Materials and for the 1,900,000 shares of Common Stock reserved for issuance under the Corporation’s equity compensation or other employee benefit or compensation plans, arrangements, or agreements, there are no outstanding warrants, options or other rights to subscribe for or purchase any of the Corporation’s capital stock and no restrictions upon the voting or transfer of any capital stock of the Corporation pursuant to the Corporation’s charter or bylaws or any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound.
          (i) The Shares have been duly authorized by the Corporation and, when issued and delivered by the Corporation against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and the issuance of the Shares will not obligate the Corporation to issue shares of capital stock to any person.
          (j) This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (k) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares in the manner contemplated hereby, and the consummation of the transactions contemplated herein (collectively, the “Transactions”), will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation or the Subsidiary is a party or by which it or the Subsidiary or their property is bound, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (B) to the knowledge of the Corporation, any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or the Subsidiary or any of their property, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act, or required by The Nasdaq Stock Market.
          (l) The audited consolidated financial statements (including the related notes) included or incorporated in the Disclosure Materials present fairly, in all material respects, the financial condition and results of operations of the Corporation and the Subsidiary, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved.
          (m) Except as disclosed in the Disclosure Materials or as previously disclosed to the Purchasers, there is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiary, which would reasonably be expected to have a Material Adverse Effect.
          (n) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect.
          (o) Except as disclosed in the Disclosure Materials, neither the Corporation nor the Subsidiary has engaged in conduct that it knew to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Corporation or the Subsidiary where such conduct would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Corporation, no executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Corporation the continued employment of each such executive officer does not subject the Corporation or the Subsidiary to any material liability with respect to any of the foregoing matters.

          (p) Except for payments made or to be made to the Agent, no broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Shares contemplated by this Agreement.
          (q) Except as set forth in the Disclosure Materials, the Corporation does not own or control, directly or indirectly, any “Significant Subsidiary” as defined in SEC Regulation S-X.
          (r) All material agreements to which the Corporation and the Subsidiary is a party and which are required to have been filed by the Corporation pursuant to SEC Regulation S-K have been filed by the Corporation with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable. Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each such agreement is in full force and effect and is binding on the Corporation and/or the Subsidiary, as applicable, and, to the knowledge of the Corporation, is binding upon such other parties, in each case in accordance with its terms, and neither the Corporation, any of the Subsidiary nor, to the knowledge of the Corporation, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Corporation, nor any of the Subsidiary, has received any written notice regarding the termination of any such agreements.
          (s) Each of the Corporation and the Subsidiary has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all material taxes shown as due thereon, and any related material assessments, fines or penalties, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Corporation and the Subsidiary has made reasonably adequate charges, accruals and reserves in the applicable financial statements referred to in this Section 4.1(s) in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation and the Subsidiary has not been finally determined. The Corporation has no knowledge of a material tax deficiency which has been or is reasonably likely to be asserted or threatened against it or the Subsidiary.
          (t) To its knowledge, the Corporation and the Subsidiary are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, all applicable local, state and federal environmental laws and regulations and the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) and the applicable federal and state banking laws, rules and regulations, together with the Sarbanes-Oxley Act, the “Applicable Laws”), except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Corporation nor the Subsidiary has received any notice of purported or actual non-compliance with Applicable Laws, except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor the Subsidiary has received any communication from any Governmental Authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Company (the “FDIC”) deposit insurance.
          (u) To its knowledge, the Corporation’s Common Stock is in compliance with all the requirements of The Nasdaq Stock Market (the “Nasdaq”) for continued listing of the Common Stock thereon. Furthermore, the Corporation has taken no action designed to, or reasonably likely to have the effect of, terminate the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Corporation received any notification that the SEC is contemplating terminating such registration or listing.
          (v) To its knowledge, the operations of the Corporation and the Subsidiary are conducted, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened, except to the extent it would not reasonably be expected to have a Material Adverse Effect.
          (w) Neither the Corporation nor the Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (x) Each of the Corporation and the Subsidiary has good and marketable title to all properties and assets reflected as owned by it in the financial statements and in the Disclosure Materials and that it otherwise purports to own, and such properties and assets are not subject to any lien, mortgage, pledge, or security interest except (i) those, if any, securing debt reflected in the financial statements included in the Disclosure Materials, or (ii) those which are not material in amount or do not adversely affect the use made and intended to be made of such property by the Corporation or the Subsidiary. Each of the Corporation and the Subsidiary holds its leased properties under valid and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Materials, each of the Corporation and the Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.
          (y) Each of the Corporation and the Subsidiary maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as are customary in the Corporation’s and the Subsidiary’s industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation and the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
          (z) Ernst & Young LLP, who will express their opinion with respect to the audited financial statements and schedules to be included as a part of the registration statement to be filed pursuant to the Registration Rights Agreement (the “Registration Statement”) prior to the filing of the Registration Statement, are independent public accountants as required by the Securities Act, and the rules and regulations of the SEC thereunder.
          (aa) The Corporation has satisfied the conditions for use of Form S-3 as set forth in the General Instructions to such Form.
          (bb) The Corporation is not and, after giving effect to the offering and sale of the Shares as contemplated in this Agreement will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
          (cc) The Corporation has not taken, directly or indirectly, any action designed to or that would constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Shares.
          (dd) At all times since December 31, 2007, the Corporation and the Subsidiary meet or exceed the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action.
          (ee) None of the Corporation, the Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of the Shares or solicited any offers to buy the Shares, under circumstances that would require registration of the Shares under the Securities Act. None of the Corporation, the Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Corporation for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated. None of the Corporation, the Subsidiary, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act.
          (ff) Except as disclosed in the Disclosure Materials or as is exempt from such disclosure under applicable SEC regulations, none of the officers, directors or employees of the Corporation is presently a party to any transaction with the Corporation or the Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Corporation, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (gg) There is no transaction, arrangement, or other relationship between the Corporation and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Corporation in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
     4.2 Representations and Warranties and Agreements of the Purchasers. Each Purchaser severally and not jointly, represents and warrants to, and agrees with the Corporation that, as of the date hereof:
          (a) Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (b) If the Purchaser is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Shares as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.
          (c) If the Purchaser is purchasing the Shares in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Corporation in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Shares are being purchased.
          (d) Such Purchaser is purchasing the Shares for Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has no present intention of selling the Shares, granting any participation interest in the Shares or otherwise distributing the Shares, in each case in violation of the Securities Act. If the Purchaser is an entity, the Purchaser has not been organized solely for the purpose of acquiring the Shares. Purchaser is not a broker dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.
          (e) Such Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and understands and agrees that the offer and sale of the Shares to Purchasers hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based on the accuracy of the Purchaser’s representations in this Section 4.2.

          (f) In the normal course of such Purchaser’s business or affairs, Purchaser invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. Purchaser has received and has carefully reviewed the Disclosure Materials and understands the information contained therein. Purchaser understands that the Disclosure Materials contain certain “forward-looking” information regarding the Corporation and its business, and that the Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Purchaser has had access to such financial and other information concerning the Corporation and the Subsidiary as Purchaser deemed necessary or desirable in making a decision to purchase the Shares, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.
          (g) Such Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates or the Agent.
          (h) Such Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, Purchaser acknowledges that each certificate evidencing the Shares purchased hereunder will bear a legend substantially to the effect set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, such Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:
     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SHARES.
     Purchaser understands that except as provided in the Registration Rights Agreement, Purchaser has no right to require that the Shares be registered under the Securities Act.

     If the Shares become eligible for sale pursuant to Rule 144(b)(1) or any similar or successor provision, the Corporation shall within seven days, upon the request of the holder of such Shares pursuant to this Agreement, remove the legend set forth in Section 4.2(h) from the certificates for such Shares. In addition, if in connection with any transfer a holder of the Shares pursuant to this Agreement delivers to the Corporation an opinion of counsel which (to the Corporation’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that no subsequent transfer of such Shares shall require registration under the Securities Act, then the Corporation promptly upon such contemplated transfer shall deliver new certificates for such Shares which do not bear the Securities Act legend set forth in Section 4.2(h).
          (i) Each Purchaser represents and warrants that it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any federal Governmental Authority in order to consummate the Transactions at the Closing Date.
          (j) Purchaser did not learn of the investment in the Shares by means of any formal general or public solicitation or general advertising or publicly disseminated advertisements or sales literature, including (i) any advertisement, articles, notices or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.
          (k) Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Corporation is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchasers set forth in this Section 4.2 in order to determine the availability of such exemption and the eligibility of the Purchaser to acquire the Shares.
          (l) Such Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that (i) an investment in the Corporation is not without risk (and specific reference is made to the “Risk Factors” discussion included in “Item 1. Business” of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007) and (ii) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment.
          (m) No Purchaser, nor any affiliate, foreign or domestic, of such Purchaser, has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the undersigned, engaged in any transactions in the securities of the Corporation (including, without limitation, any Short Sales (as defined below) involving the Corporation’s securities) since the date that the undersigned was first contacted by the Corporation or the Agent or any person acting on their behalf regarding the investment in the Corporation contemplated by this Agreement. For purposes of this paragraph, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Corporation or the investment contemplated under this Agreement. Each Purchaser covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Corporation (including Short Sales) prior to the time that the Transactions contemplated by this Agreement are publicly disclosed by the Corporation by means of filing a Current Report on Form 8-K.
     5. ADDITIONAL AGREEMENTS
     5.1 Availability of Information. The Corporation agrees to use its commercially reasonable efforts to timely file all periodic reports required under Sections 13(a), 15(d) and 14(a) of the Exchange Act and to maintain the listing of its Common Stock on the Nasdaq Global Select Market or other similar stock exchange following the Closing Date for so long as is required under Rule 144 for the sale of the Shares.
     5.2 Form D and Blue Sky. The Corporation agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Corporation, on or before the Closing Date, shall take such action as the Corporation shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Corporation shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
     5.3 Regulatory Matters. Each of the Corporation and each Purchaser agree to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders and approvals of all Governmental Authorities necessary for the Corporation to sell the Shares on the Closing Date on terms consistent with the terms set forth in this Agreement.
     5.4 Publicity. Each Purchaser acknowledges that the Corporation will publicly announce the entering into this Agreement and the completion of the Transactions as soon as practicable following the date hereof and in any event not later than the second business day after the Closing Date; provided, however, that the Corporation shall not specifically name the Purchasers in a press release without the prior consent of such Purchaser. Notwithstanding the preceding paragraph, each Purchaser hereby agrees that the Corporation may specifically name Purchaser as one of the Purchasers of Shares in its periodic reports filed under the Exchange Act as required by the rules and regulations of the Exchange Act and as otherwise required in the Registration Statement.

     5.5 Stockholder Approval. The Corporation shall not take any action or omit to take any action that would cause the Transactions or any portion thereof to require a vote of the Corporation’s stockholders.
     6. MISCELLANEOUS
     6.1 Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Corporation or the Subsidiary pursuant to this Agreement or in connection with the Transactions contemplated hereby will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchasers will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchasers, and the sale and purchase of the Shares under this Agreement, and, except for representations and warranties set forth in Sections 4.1(g), (h), (i), (j) and Section 4.2(b) and (i), shall expire on the first anniversary of the Closing Date.
     6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto.
     6.3 Notices. All written communications provided for herein are required to be sent by U.S. Certified Mail or recognized overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to such Purchaser at the address as specified for such communications in the Signature Page, or at such other address as such Purchaser may have specified to the Corporation in writing, and (ii) if to the Corporation, addressed to it at:
Texas Capital Bancshares, Inc.
2100 McKinney Avenue, Suite 900
Dallas, Texas, U.S.A. 75201
Attn: Peter Bartholow, Chief Financial Officer
     with a copy (for informational purposes only) to:
Patton Boggs LLP
2001 Ross Avenue
Suite 3000
Dallas, Texas 75201
Attn: Norman Miller, Esq.
or at such other address as the Corporation may have specified to the Purchasers in writing. Notices under this Section 6.3 shall be deemed given only when actually received.
     6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.
     6.5 Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     6.6 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     6.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     6.8 Expenses. Each Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions contemplated hereby.
     6.9 Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.
     6.10 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Corporation, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by i) the Corporation; and iii) the holders of Shares representing at least two-thirds of the amount of the Shares then outstanding, or, if prior to the Closing Date, the Purchasers listed on the Signature Page as being obligated to purchase at least a majority of the amount of the Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, including holders of the Shares. The Corporation has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Corporation confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Corporation or otherwise.
     6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Corporation shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Shares representing at least a majority of the amount of the Shares then outstanding. A Purchaser may assign some or all of its rights hereunder without the consent of the Corporation, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.
     6.12 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     6.13 Indemnification.
          (a) In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Corporation’s other obligations under the Transaction Documents, the Corporation shall defend, protect, indemnify and hold harmless each Purchaser and all of their stockholders, partners, members, officers, directors, employees and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) and arising out of or resulting from any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents, or any covenant, agreement or obligation of the Corporation contained in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
          (b) Promptly after receipt by an Indemnitee under this Section 6.13 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6.13, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and the indemnifying party. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority of the Shares issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 6.13, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
          (c) The indemnification required by this Section 6.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.
          (d) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.
     6.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     6.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Corporation does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Corporation, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights
     6.16 Payment Set Aside. To the extent that the Corporation makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Corporation acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TEXAS CAPITAL BANCSHARES, INC.

By:

Name: George F. Jones, Jr.
Title: President and Chief Executive Officer

SIGNATURE PAGE

PURCHASER NAME:	No. of Shares to be Purchased:

Price per Share $
Purchase Price:
$

By:		Date:

Name:

Title:

Exact Name for Registration of Shares:

Registered Address:

Delivery Address:

Contact Person:

Telephone:

Facsimile:

Email:

Tax ID No.:

Relationship between the Purchaser and the person or entity in whose name the Shares should be registered (if different):